BOSTON CAPITAL TAX CREDIT FUND IV L.P.

_______________________________________


CERTIFICATION AND AGREEMENT
for
BYAM LIMITED PARTNERSHIP

_______________________________________



	CERTIFICATION AND AGREEMENT made as of February 25, 1997, by
Byam
Limited Partnership, a Connecticut limited partnership (the "Operating Partnership"); Byam Village of Massachusetts LLC, a Connecticut limited liability company (the "Operating General Partner"); for the benefit of BOSTON
CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Partnership"), BCTC 94, Inc., a Delaware corporation (the "Special
Limited Partner"), Hinckley, Allen & Snyder, Peabody & Brown, Tobin,
Carberry,
O'Malley, Riley & Selinger, PC and certain other persons or entities described herein. The Investment Partnership and the Special Limited Partner shall hereinafter be referred to as the "Limited Partners";

	WHEREAS, the Operating Partnership proposes to admit the Limited Partners as the additional limited partners thereof pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of February __, 1997 (the "Operating Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partnership will make certain capital contributions to the Operating Partnership;

	WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the
Limited Partners in the Operating Partnership;

	WHEREAS, Hinckley, Allen & Snyder, as counsel for the Limited Partners, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

	WHEREAS, Peabody & Brown and Tobin, Carberry, O'Malley, Riley & Selinger, PC, as counsel for the Operating Partnership and the Operating General Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction.

	NOW, THEREFORE, to induce the Limited Partners to enter into the Operating Partnership Agreement and become the limited partners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the
Operating Partnership and the Operating General Partner hereby agree as follows for the benefit of the Limited Partners, Hinckley, Allen & Snyder,
Peabody & Brown, Tobin, Carberry, O'Malley, Riley & Selinger, PC and certain other persons hereinafter described.

1.	Representations, Warranties and Covenants of the Operating
Partnership
and the Operating General Partner

	The Operating Partnership and the Operating General Partner jointly and severally represent, warrant and certify to the Limited Partners, Hinckley,
Allen & Snyder, Peabody & Brown and Tobin, Carberry, O'Malley, Riley & Selinger, PC, that, with respect to the Operating Partnership, as of the date hereof:

		1.01	The Operating Partnership is duly organized and in
good
standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own the 46-unit rental housing project located in Waterbury, Connecticut known as Byam Village
Apartments
(the "Apartment Complex") and conduct its business; the Operating Partnership and the Operating General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership and the Operating General Partner has been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the Operating
General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the Operating General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the Operating General Partner, enforceable against each of them in accordance with its terms.

		1.02	All factual information, including without limitation
the
information set forth in Exhibit A hereto, provided to the Limited
Partners or
their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Operating General Partner has also delivered to the
Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the Operating General Partner previously delivered, there has been no material adverse change in the financial position of the Operating
General Partner. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

	1.03	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to both the Operating Partnership and the Operating General Partner and as to any of its affiliates, any of its predecessors and its affiliates' predecessors, any of its directors, officers, general partners and/or beneficial owners of ten percent (10%) or more of any class of its equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with it in any capacity.

	1.04	Each of the representations and warranties contained in
the Operating Partnership Agreement is true and correct as of the date hereof.

	1.05	Each of the covenants and agreements of the Operating
Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	1.06	All conditions to admission of the Limited Partners as
limited partners of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

	1.07	No default has occurred and is continuing under the
Operating Partnership Agreement or any of the Project Documents (as such term is defined in the Operating Partnership Agreement) for the Operating Partnership.

	1.08	The Operating General Partner agrees to take all actions
necessary to claim the Projected Credit, including, without limitation, the filing of Form 8609 with the Internal Revenue Service.

	1.09	No person or entity other than the Operating Partnership
holds any equity interest in the Apartment Complex.

	1.10	The Operating Partnership has the sole responsibility to
pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

		1.11	The Operating Partnership, except to the extent it is
protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

		1.12	No person or entity except the Operating Partnership
has
the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

		1.13	Except as previously disclosed to the Special Limited
Partner, the Operating General Partner is not related in any manner to either of the Limited Partners, nor is the Operating General Partner acting as an agent of the Limited Partners.

		1.14	To the best of the undersigned's knowledge after due
inquiry, and excepts as may have been disclosed in that certain report entitled "Environmental Site Assessment and Limited Environmental
Compliance
Review" by GZA GeoEnvironmental, Inc. of Vernon, Connecticut, dated
February
1997, the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and
Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control
Act,
Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing.
Neither the
Operating Partnership, nor the Operating General Partner have received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment
Complex.

		1.15	To the best of the undersigned's knowledge, based on
that
certain real estate appraisal prepared by Italia & Lemp, Inc. dated May
7,
1997 and based upon the level of permanent debt financing for the Project, there is a reasonable expectation that the fair market value of the Operating
Partnership's building(s) at the end of each year will be greater than the total amount of the Operating Partnership's liabilities, including accrued interest on such liabilities.

		1.16	[Intentionally Omitted].

		1.17	First Atlantic Housing, Inc., a Massachusetts
corporation, BCP Connecticut Limited partnership, a Massachusetts limited partnership and American Housing Preservation Corporation, a Maine corporation are the sole members of the Operating General Partner. If any member or other affiliate of the Operating General Partner is a tax-exempt entity and either of such Operating General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Apartment Complex will be treated as
"tax exempt use property" as defined in Code Section 168(h).

		1.18	All representations made by the Operating General
Partner
in the Operating Partnership Agreement are incorporated herein by reference and are confirmed.

		1.19	There is a reasonable expectation that the Operating
Partnership will be able to repay, as due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s).

		1.20	An Extended Use Commitment (as defined in the
Operating
Partnership Agreement) within the meaning of Code Section 42(h)(6) will be in effect and recorded in the appropriate land evidence records with respect to the building(s) in the Apartment Complex not later than the end of the taxable year in which any Tax Credit is taken with respect to any building. If not in effect as of the date hereof, the Operating General Partner agree (i) to deliver a valid and binding Extended Use Agreement and evidence that it has been recorded no later than the end of the first taxable year in which any Tax
Credit is taken with regarding to any building and (ii) to ensure that all
Partnership lenders subordinate their mortgage liens on the Apartment Complex to the Extended Use Agreement at the time it is recorded.

		1.21	The amounts payable in development and property
management fees to the Operating General Partner and its affiliates are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition or construction of the Apartment Complex.

		1.22	The Mortgage Loans (other than the Preservation Loan)
are
being financed through the issuance of tax-exempt bonds, the interest on which is exempt under Section 103 of the Code; the bonds are taken into account under Section 146 of the Code; and the principal payments on the Mortgage
Loans (other than the Preservation Loan) will be applied within a reasonable period to redeem the bonds, the proceeds of which were used to provide the
Mortgage Loans (other than the Preservation Loan).

		1.23	The Low-Income Housing Tax Credits allocated to the
Apartment Complex will not exceed the amount the Agency determines is necessary for the financial feasibility of the Apartment Complex and its viability as a qualified low-income housing project throughout the credit period.

		1.24	To the best of the Operating General Partner's
knowledge,
the proposed operations of the Apartment Complex and the Partnership satisfy the requirements of Connecticut's Qualified Allocation Plan, including any specific targeting, set-asides or other factors upon which the Connecticut
Housing Finance Authority based its determination that the proposed operations of the Apartment Complex and the Partnership satisfy the Qualified Allocation
Plan.

		1.25	The Operating Partnership has elected pursuant to Code
Section 42 to lock in the applicable Tax Credit rate prior to placement in service of each building.

		1.26	[Intentionally Omitted].

		1.27	The Operating General Partner will not reduce its
aggregate interest, as Operating General Partner, in the Partnership below 1% of all material items of the Partnership income, gain, loss, deduction, and credit. The 1% interest will be calculated without regard to any limited partner interest or interests in the Partnership that the Operating General
Partner have or may obtain.

		1.28	The Operating General Partner and any entity that is
related to the Operating General Partner or to the Operating Partnership and that receives a fee from the Operating Partnership, directly or indirectly, is on the accrual method of accounting for tax purposes. If any fee received by the Operating General Partner is treated as a guaranteed payment under Section
707(c) of the Code, the Operating General Partner will recognize such fee as income at the time such fee is accrued by the Operating Partnership.

		1.29	The Operating General Partner will be actively
involved
in the management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

		1.30	The development and leasing activity in which the
Operating Partnership will engage will not contain personal or recreational benefit for the partners of the Operating Partnership.

		1.31	The Operating Partnership will keep active records and
carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

		1.32	The Operating Partnership will have an objective to
carry
on businesses for profit and divide the gains therefrom.

		1.33	The Operating Partnership may earn a profit, including
profit from appreciation in the value of the Apartment Complex.

		1.34	The Mortgage Loans and all other debt financing of the
Apartment Complex require the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by the Lenders.

		1.35	None of the Operating Partnership's Lenders is a party
from whom the Operating Partnership acquired any portion of the Apartment
Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Operating Partnership's Lenders will receive a fee with respect to the Operating Partnership's investment in the
Apartment.

		1.36	Following is a description of any and all existing or
proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including, without limitation, federal grants, below-market interest rate loans, and tax-exempt bonds): the Connecticut Housing Finance Authority is making the Mortgage Loans, which are being funded by the issuance of Connecticut's 1996 Multi-Family Housing Revenue Bonds.

		1.37	The Project will not receive moderate rehabilitation
assistance under Section 8(e)(2) of the United States Housing Act of
1937
(unless pursuant to the Stewart B. McKinney Homeless Assistance Act of
1988).

		1.38	If the Apartment Complex is a scattered site project
within the meaning of Code Section 42, 100% of the rental units in the Apartment Complex will be rent-restricted within the meaning of Code
Section
42.

		1.39	All Units in the Apartment Complex are to be of equal
quality and all Apartment Complex amenities are to be made available to all tenants on a comparable basis without separate fees except for one unit in which the on-site manager shall reside.

		1.40	There will be no direct or indirect personal liability
of
the Operating Partnership or of any of the Partners for the repayment of the principal of and payment of interest on the Mortgage Loans, and the sole recourse of the Lender under the Mortgage Loans, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness.

		1.41	All representations and disclosures made by the
Operating
General Partner to the Agency with respect to the Project and the Partnership in connection with the Low Income Housing Tax Credit Allocation Application remain true and correct on the date hereof and the Partnership has complied with all conditions to the allocation of Tax Credits imposed by the Agency.

		1.42	At least 50% of the aggregate basis of the Land and
buildings comprising the Apartment Complex will be financed by the Mortgage
Loans.

2.	Indemnification

		2.01	The Operating General Partner (for purposes of this
Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying
Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an
"Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any
Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of its representations, warranties or covenants to such Indemnified
Party or
any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability in connection with the Land and/or the Apartment Complex, as each term is defined in the Operating Partnership Agreement, under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals
(PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with defending against any such Liability or action; provided, however, that the Indemnifying
Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

		2.02	No Indemnifying Party shall be liable under the
indemnity
agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.	Miscellaneous

		3.01	This Certification and Agreement is made solely for
the
benefit of the Operating Partnership, the Operating General Partner,
Hinckley,
Allen & Snyder, Peabody & Brown and Tobin, Carberry, O'Malley, Riley & Selinger, PC, the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

			3.02	This Certification and Agreement may be executed
in
several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

			3.03	Terms used in this Certification and Agreement
but not
otherwise defined herein shall have the meanings given them in the Operating
Partnership Agreement.

	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

	OPERATING PARTNERSHIP:

	BYAM LIMITED PARTNERSHIP

		By: BYAM VILLAGE OF MASSACHUSETTS
		       LLC, its General Partner

		By: FIRST ATLANTIC HOUSING, INC., its Manager


		By:	/s/ Elizabeth R. Collins
		     Elizabeth R. Collins, Vice President

		OPERATING GENERAL PARTNER:

		BYAM VILLAGE OF MASSACHUSETTS  LLC

		By: FIRST ATLANTIC HOUSING, INC., its Manager


		By:	/s/ Elizabeth R. Collins
		     Elizabeth R. Collins, Vice President








Exhibit A

Byam Limited Partnership Fact Sheet


1.	Sources and Uses of Funds

	Sources of Funds

	First Mortgage Loans:				$1,670,000
	Second Mortgage Loan				$80,000
	General Partner Equity				$246,700
	Limited Partner Equity				$426,008

 	Application of Funds

	Total Construction Cost 				$294,030
	Soft Costs						$1,909,732
	Land							$185,000
	Development Fee					$154,643

2.	Financing

	A.	Lender:  	Connecticut Housing Finance Authority

		(i)	Mortgage Amount:			$900,000
		(ii)	Interest Rate: 			6.75%
		(iii)	Term:				  	7.33 years

	B.	Lender: Connecticut Housing Finance Authority

		(i)	Mortgage Amount:			$770,000
		(ii)	Interest Rate: 			7.75%
		(iii)	Term:					30 years

	C.	Preservation Loan

		(i)	Mortgage Amount:			$80,000
		(ii)	Interest Rate: 			6.%
								(accrual)
								30 years)
		(iii)	Term:					60 years

3.	Construction and Permanent Junior Financing:  		N/A

4.	Eligible Basis:

		Acquisition		Rehabilitation
		$1,466,084		$370,970

5.	Qualified Basis:

		Acquisition		Rehabilitation
		$1,466,084		$370,970

6.	GP Capital Contribution:  					$246,700

8.	Rent-up Schedule:						100% April 1998

9.	Projected Credit to the
	 Investment Partnership (99%):

	A.	for year 1	$44,375 (1998)
	B.	for year 2 through 10  $66,564
	C.	for year 11  $22,189

10.	Total Projected Credit to the
	 Operating Partnership (100%):

	A.	for year 1 	$44,823 (1998)
	B.	for years 2 through 10  $67,236
	C.	for year 11   $22,413

11.	Tax Credit Approval:

	A.	Application:
		1.	Date:   October, 1996
		2.	Credit Amount Requested:  $72,466 Annually

	B.	Credit Reservation:  N/A (Tax Exempt Bonds)
		1.	Date:  N/A
		2.	Estimated Credit Amount Reserved:

	C.	Carryover Allocation:  N/A
		1.	Date:  N/A
		2.	Credit Amount Allocated:   N/A

	D.	Credit Rate Lock-in Agreement
		1.	Date:  1/2/97
		2.	Rate locked-in:  3.66%

	E.	Form 8609
		1.	Date:  To be Determined
		2.	Credit Amount Allocated:  To be Determined

12.	Apartment Complex:

	A.	Name:			Byam Village
	B.	Address:  		1782 Meriden Road, Waterbury, CT 06702
	C.	County:  		New Haven
	D.	Type of Project:  	Family

13.	1996 Area Median Income:3 person very low income $23,400

14.	Type of Units:


                         Unit                    Basic   Utility
                         Number   Square Ft.     Rent    Allowance

1-Bedroom                 8       550           $410     $24
2-Bedroom                30       810           $440     $26
3-Bedroom                 8      1110           $550     $28

15.	Difference between rents allowed
	by FmHA and rents allowed under
	the Rent Restriction Test:						N/A

16.	Rental Assistance:
	Section 8

17.
(Projected) Annual Operating Expenses
(year 1):

$211,983
(including
Replacement
Reserve Funding
and Supplemental
Replacement
Reserve Accounts)


18.	Replacement Reserve Account

	A.	Initial 		$23,000
	B.	Annual: 	$9,890

19.	Supplemental Replacement Account:

	A.	Annual commencing in 1998:  $6,210

20.	Tenant Transition Fund:
	(from proceeds of Installments)

	A.	Initial: 	$75,000
	B.	Annual:	$10,000 (Last year of funding: 2003)

21.	Amount of Annual Asset Management Fee
	to Boston Capital Communications
	Limited Partnership:	$2,300

	A.	Guaranteed Portion of Asset Management Fee:	$1, 000

22.	Amount of Annual Incentive Partnership
	Management Fee:	$2,300

23.	Amount of Total Depreciable
	Basis Allocated to Personal
	Property:							To Be Determined

24.	Completion Date: 		March, 1998

25.	Total Capital Contribution of
	Investment Partnership:						$426,008

26.	Schedule of Capital Contributions

	First Installment:
	$335,000
	Second Installment
	$45,000
	Third Installment							$20,000
	Final Installment 							$6,008

27.	Fees, Special Distributions and Other Items to be paid from
Capital
Contributions

	A.	Development Fee:
$154,643
(total fee)
$120,697
(deferred
portion)


	B.	Special Return of GP Capital				N/A

28.	Consulting Fee to Boston Capital					N/A
	Partners, Inc.

29.	A.  	General Partner:	Byam Village of Massachusetts LLC
		Attn:  			Christopher W. Collins
					Elizabeth R. Collins
		Address: 		One Boston Place
					Suite 2100
					Boston, MA 02108
		Telephone Number:	(617) 624-8900

30.	Developer: 		(Joint)

	A.	First Atlantic Housing, Inc.
		Attn:  			Christopher W. Collins
					Elizabeth R. Collins
		Address: 		One Boston Place
					Suite 2100
					Boston, MA 02108
		Telephone Number:	(617) 624-8900

	B.	American Housing, Inc.
		100 Middle Street
		Tower B
		Portland, ME 04101

31.	Ownership Interests 	Contribution	Percentage
	Interest

	General Partner
$246,700
1.0%

	Investment Partnership
$426,008
98.99%

	Special Limited Partner
$10
0.01%


32.	Management Agent:  	Carabetta Management Co.
	Attn:
	Address:			200 Pratt Street
					Meriden, CT
	Telephone Number:  		(203) 237-7400

Amount of Fee: 			5%

33.	Builder:  			Equity Builders, Inc.
	Attn:				Kirk Rogers
	Address:  			100 Middle Street, Portland, ME 04104
	Telephone Number:		(207) 772-9779

Amount of Compensation:   		To be determined

Builder's Profit: 	             	To be determined

34.	Subcontractor:  		N/A
	Attn:
	Address:
	Telephone Number:

34.	Architect:  			Latrobe/Archimage Architects
	Attn:				Sheldon Crosby
	Address:    			16 Ensign Drive, Avon, CT 06001
	Telephone Number:		(860) 677-7676

	Amount of Fee:

36.	Auditor: 			Reznick, Fedder & Silverman
	Attn:
	Address:
	Telephone Number:

37.	Tax Return Preparer:  	Reznick, Fedder & Silverman
	Attn:
	Address:
	Telephone Number:

38.	Federal Taxpayer ID Number: 	Applied for

39.	State Housing Credit Agency:	Connecticut Housing Finance
Authority

40.	State Housing Agency LIHTC Project Number: 	To be determined

41.	Operating Deficit Guaranty		3 years - $100,000 cap

42.	Guarantor: 		First Atlantic Housing Inc.,
				American Housing Preservation
				& Michael A. Liberty

cc:	Boston Capital Communications Limited Partnership Accounting
Department


Exhibit B

Certificate of Operating Partnership and
Operating General Partner Re: Lack of Disqualifications

	The Operating Partnership and its Operating General Partner (as identified on the Certification and Agreement to which this Certificate is attached as
Exhibit B) hereby represent to you that none of (i) the Operating
Partnership,
(ii) any predecessor of the Operating Partnership, (iii) any of the Operating
Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or
(3) will
regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor,
(vi) the officer, director, principal, promoter or general partner of any
Operating General Partner, (vii) any beneficial owner of ten percent
(10%) or
more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities),
(viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten percent (10%) or more of any class of securities of the Operating Partnership or ten percent (10%) or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

		(1)	Has filed a registration statement which is the
subject of
any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five (5) years prior to the date hereof;

		(2)	Has been convicted of or pleaded nolo contendere to a
misdemeanor or felony or, within the last ten (10) years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the
United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five (5) years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

		(3)	Is subject to (a) any administrative order, judgment
or
decree entered within five (5) years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures
Trading
Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or
(c) has
been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

		(4)	Is subject to any pending proceeding in any
jurisdiction
relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

		(5)	Is subject to any order, judgment or decree of any
court or
regulatory authority of competent jurisdiction entered within five (5) years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five (5) years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39 of the United States Code;

		(6) 	Is suspended or expelled from membership in, or
suspended or
barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the
Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the
Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity
Futures Trading Commission or any state securities administrator denying regis-tration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

		(7)	Has, in any application for registration or in any
report
required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

		(8)	Has willfully violated any provision of the Securities
Act
of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of
1939,
the Investment Advisers Act of 1940, the Investment Company Act of 1940, the
Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

		(9)	Has willfully aided, abetted, counseled, commanded,
induced
or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

		(10)	Has failed reasonably to supervise his agents, if he
is a
broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

		(11) 	Is subject to a currently effective state
administrative
order or judgment procured by a state securities administrator within five (5) years prior to the date hereof or is subject to a currently effective United
States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

		(12)	Is insolvent, either in the sense that his liabilities
exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

		(13)	Is selling or has sold, or is offering or has offered
for
sale, in any state securities through any unregistered agent required to be registered under the Securities Act of the State or for any broker-dealer or issuer with knowledge that such broker-dealer or issuer had not or has not complied with the Securities Act of the State.

	If the Operating Partnership is subject to the requirements of
Section 12,
14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the twelve (12) calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).